As filed with the Securities and Exchange Commission on February 26, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PROCEPT BioRobotics Corporation
(Exact name of Registrant as specified in its charter)

Delaware	26-0199180
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

150 Baytech Drive, San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)
2021 Equity Incentive Award Plan
2021 Employee Stock Purchase Plan
(Full Title of the Plan)
Larry Wood
Chief Executive Officer
150 Baytech Drive
San Jose, California 95134
(650) 232-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Alaleh Nouri Chief Legal Officer Jonathan Stone Deputy General Counsel 150 Baytech Drive San Jose, California 95134 (650) 232-7200	B. Shayne Kennedy Drew Capurro Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, California 92626 (714) 540-1235

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission for the purpose of registering an additional 3,379,363 shares of common stock, par value $0.00001 per share, of PROCEPT BioRobotics Corporation (the “Registrant”), issuable under the following employee benefit plans for which registration statements on Form S-8 (File Nos. 333-259586, 333-264758, 333-270113, 333-277461 and 333-285387) are effective: (i) the 2021 Equity Incentive Award Plan which, as a result of an automatic annual increase provision therein, added 2,816,136 shares of common stock, and (ii) the Amended and Restated 2021 Employee Stock Purchase Plan which, as a result of the operation of an annual increase provision therein, added 563,227 shares of common stock.
Pursuant to General Instruction E to Form S-8, the contents of the above-referenced prior registration statements are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Form	Incorporated by Reference Date	Number	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation	8-K	09/21/21	3.1

4.2	Amended and Restated Bylaws	8-K	09/21/21	3.2

5.1	Opinion of Latham & Watkins LLP				X

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)				X

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm				X

24.1	Power of Attorney (included on signature page)				X

99.1	2021 Equity Incentive Award Plan	S-1/A	09/08/21	10.11

99.1(a)	Form of Option Agreement under the 2021 Equity Incentive Award Plan	S-1/A	09/08/21	10.11(a)

99.1(b)	Form of RSU Agreement under the 2021 Equity Incentive Award Plan	S-1/A	09/08/21	10.11(b)

99.1(c)	Form of PSU Agreement under the 2021 Equity Incentive Award Plan	10-Q	05/02/25	10.1

99.2	Amended and Restated 2021 Employee Stock Purchase Plan	10-Q	10/28/24	10.1

107	Fee Filing Table				X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 26th day of February, 2026.

PROCEPT BioRobotics Corporation

By:	/s/ Larry Wood
Larry Wood
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Larry Wood and Kevin Waters, and each of them, with full power of substitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Larry Wood	President, Director and Chief Executive Officer	February 26, 2026
Larry Wood	(Principal Executive Officer)

/s/ Kevin Waters	EVP, Chief Financial Officer	February 26, 2026
Kevin Waters	(Principal Financial and Accounting Officer)

/s/ Thomas M. Prescott	Director and Chair of the Board	February 26, 2026
Thomas M. Prescott

/s/ Antal Desai	Director	February 26, 2026
Antal Desai

/s/ Amy Dodrill	Director	February 26, 2026
Amy Dodrill

/s/ Mary Garrett	Director	February 26, 2026
Mary Garrett

/s/ Taylor Harris	Director	February 26, 2026
Taylor Harris

/s/ Elisabeth Little	Director	February 26, 2026
Elisabeth Little

/s/ Frederic Moll, M.D.	Director	February 26, 2026
Frederic Moll, M.D.